UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 9, 2015

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue Suite 270 Portland, Oregon 97239
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On February 9, 2015, Galena Biopharma, Inc., a Delaware corporation (the “Company”), a biopharmaceutical company developing and commercializing innovative, targeted oncology treatments that address major medical needs across the full spectrum of cancer care, today announced enrollment of the 700th patient in the NeuVax™ (nelipepimut-S) Phase 3 PRESENT (Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) clinical trial.

Seven hundred is the patient enrollment target as defined by the PRESENT Phase 3 clinical trial protocol. As previously mentioned by the Company, Galena is continuing to enroll those identified patients who are completing their standard of care and have passed their initial qualifications for potential enrollment in the trial. The Company expects over-enrollment will increase the confidence in both the timing and quality of the statistics and the final outcome of the trial. Completion of final enrollment in the trial is expected near the end of the first quarter of 2015.

The foregoing descriptions of the press release do not purport to be complete descriptions of the items reported therein and are qualified in their entirety by reference to the full text of the press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated February 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	February 9, 2015	By:	/s/ Mark W. Schwartz
Mark W. Schwartz, Ph.D. President and Chief Executive Officer